UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2017
Lighting Science Group Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-20354 (Commission File Number)	24-2596710 (IRS Employer Identification No.)
1350 Division Road, Suite 204, West Warwick, RI 02893 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (321) 779-5520
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                    ☐                         

Section 8 – Other Events

Item 8.01	Other Events

Appellate Victory in Geveran Lawsuit

On June 9, 2017, the Florida Fifth District Court of Appeals (the “Appeals Court”) reversed the trial court’s grant of summary judgment against Lighting Science Group Corporation (the “Company”) and the other defendants in the case, including J.P. Morgan Securities, LLC (“JP Morgan”) in the lawsuit brought by Geveran Investments Limited (“Geveran”), a Cyprus-based investment entity associated with Norwegian billionaire John Fredriksen.

Geveran, one of the Company’s stockholders, filed suit on June 22, 2012 under Florida securities laws seeking rescission of its $25.0 million investment in the Company and recovery of attorneys’ fees and court costs for alleged violations of the Florida securities laws. Geveran alternatively sought unspecified money damages, as well as recovery of court costs, for alleged common law negligent misrepresentation. On August 28, 2014, the Circuit Court for Orange County (the “Circuit Court”) granted Geveran’s motion for partial summary judgment with respect to its first cause of action for violation of the Florida Securities and Investor Protection Act. On November 30, 2015, the Circuit Court entered judgment against the defendants, including the Company, on a joint and several basis, in the amount of approximately $40.2 million. On December 4, 2015, the Company, along with the other defendants, filed a Notice to Appeal to the Appeals Court and each of the Company and JP Morgan posted a bond in the amount of $20.1 million to secure the circuit court’s judgment.

The Appeals Court’s decision validates the Company’s long-held belief that the Circuit Court erred in granting summary judgment against the Company and the other defendants. In reversing the summary judgment decision, the Appeals Court held that Geveran must prove that it relied on alleged misrepresentations by Company representatives in connection with Geveran’s investment. The Appeals Court further held that there are genuine issues of material fact as to both the materiality of the alleged misrepresentations as well as Geveran’s lack of reliance.

The Company and JP Morgan can move to discharge the bond once the Appeals Court issues its mandate implementing its decision, which is expected to occur within 30 days after the Appeals Court issued its opinion, subject to Geveran’s right to seek post-opinion relief (for panel rehearing and/or rehearing en banc by the entire court, for clarification, or to certify a question to the Florida Supreme Court).

The case will now be remanded to the Circuit Court for further proceedings, subject to Geveran’s right to seek post-opinion relief. The Company believes Geveran’s suit is without merit and intends to continue to vigorously defend the matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: June 20, 2017	By: /s/ Denis M. Murphy
Name: Denis M. Murphy
Title: Executive Vice President and Chief Financial Officer